UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2013

KIMCO REALTY CORPORATION

 (Exact name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road
Suite 100
New Hyde Park, NY 11042

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (516) 869-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Kimco Realty Corporation (the “Company”) was held on April 30, 2013. The Company previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting. On the record date of March 1, 2013, there were 408,488,489 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) outstanding and eligible to vote.

Proposal 1: Election of Directors

Elected the following nine nominees to the Board of Directors to serve as directors until the next annual meeting of stockholders and until their respective successors are elected and qualify.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Milton Cooper	343,408,291	6,394,951	20,951,707
Philip E. Coviello	346,191,056	3,612,186	20,951,707
Richard G. Dooley	321,409,532	28,393,710	20,951,707
Joe Grills	337,264,022	12,539,220	20,951,707
David B. Henry	336,774,819	13,028,423	20,951,707
F. Patrick Hughes	346,125,217	3,678,025	20,951,707
Frank Lourenso	336,754,282	13,048,960	20,951,707
Colombe M. Nicholas	346,185,733	3,617,509	20,951,707
Richard Saltzman	345,832,130	3,971,112	20,951,707

Proposal 2: Approval of the Compensation of our Named Executive Officers

Approved, on an advisory basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tables in our 2013 proxy statement. There were 347,247,194 votes for the proposal, 2,096,669 votes against the proposal, 459,379 abstentions and 20,951,707 broker non-votes.

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm

Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2013. There were 368,795,572 votes for the appointment, 1,616,073 votes against the appointment, 343,304 abstentions and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION
Date: May 1, 2013	By:	/s/ Glenn G. Cohen
Name: Glenn G. Cohen Title: Chief Financial Officer